UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2006
LoopNet, Inc.
(Exact name of registrant as specified in its charter)

000-52026 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	77-0463987 (I.R.S. Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
     In November and December 2006, Richard Boyle, CEO of LoopNet, Inc., Brent Stumme, CFO of LoopNet, Inc., and three other named executive officers each adopted stock trading plans in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934 and LoopNet’s policies regarding stock transactions. On or after January 1, 2007, they will begin selling a portion of their LoopNet stock pursuant to these trading plans, although in no case will any sales under these plans represent more than 20% of the current equity holdings of each individual executive during 2007.
     Rule 10b5-1 allows officers and directors of public companies to adopt written prearranged stock trading plans when they are not in possession of material non-public information. Under these plans, the executives will be able to sell a portion of their LoopNet stock over time as part of their respective long-term strategies for individual asset diversification and liquidity, while also trying to minimize the market effect of such trades by spreading them out over a extended period of time. The transactions under each of these executives’ Rule 10b5-1 trading plans will be publicly disclosed through Form 4 and Form 144 filings with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoopNet, Inc.
Date: December 27, 2006	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration